UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2012
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Seven Arts Entertainment Inc.
(Exact name of registrant as specified in its charter)
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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 323 372 3080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 2, 2012, we increased the number of our directors to nine with the addition of David Michery and Brett Pogany.  Brett Pogany, in addition to four of our current directors is an “independent director” as defined by NASDAQ.

David Michery is a record music executive with over twenty-five years of industry success and experience.  Mr. Michery has produced eighteen gold or platinum albums, with Artists Candyman, Sandra Gillette, Nate Dogg, 12 Gauge, Brotherhood Creed, Shi and many others.

 Mr. Michery has served in an executive capacity for a number of top music industry labels, such as Head of Urban Music for All American Communication, D.B.A. Scotti Bros./BMG and Zoo/BMG (1993- 1997), A&R for MCA  Records (1990-1993) and was the founder of Breakaway Entertainment (1997-1999) and American Music Corporation (2001-2007), where he released in excess of one hundred titles. In addition, Mr. Michery served as President of Death Row Records (1999-2001), where he worked on releasing records by hip hop superstars such as, Tupac's Greatest Hits, which includes the #1 hit single; "Changes", Snoop Dogg's. The Dog Pound, The Movie "Deathrow Uncut" and Deathrow's; "Chronic 2000".

Prior to joining Seven Arts, from 2007 to the present, Mr. Michery worked as an independent consultant, on a number of special projects, such as DMX. Mr. Michery currently serves as the Chief Executive Officer of Seven Arts Music and Big Jake Music, where he is overseeing the current and upcoming releases of DMX, Bone Thugz & Harmony, and Abie Flintstone.

Brett Pogany is a consultant who is focused on middle market companies.  Since February 2012, he has been providing independent consulting services through the trade name Hayden Advisors.  In 2004, he joined Ryan Beck & Co., a full-service middle-market investment bank headquartered in Florham Park, New Jersey, as a Vice President and was promoted to Director in 2006.  In 2007, Ryan Beck was acquired by Stifel Nicolaus, an independent, full-service middle-market investment bank headquartered in St. Louis, Missouri, where he served as a director until February 2012.  He is a graduate of the Wharton and Engineering Schools at the University of Pennsylvania.

On June 7, 2012, we issued a press release announcing the appointment of David Michery, as a managing member of its Board of Directors, and Brett Pogany, as a non-executive independent member of its Board of Directors.  A copy of that press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated June 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

June 19, 2012	By:	/s/ Peter Hoffman
Peter Hoffman
Chief Executive Officer